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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K
                                 CURRENT REPORT



                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                        DATE OF REPORT SEPTEMBER 15, 1999



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                         ALIGN-RITE INTERNATIONAL, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


                CALIFORNIA                           0-26240                        954528353
     (STATE OR OTHER JURISDICTION OF         (COMMISSION FILE NUMBER)            (I.R.S. EMPLOYER
      INCORPORATION OR ORGANIZATION)                                            IDENTIFICATION NO.)

            2428 ONTARIO STREET, BURBANK, CA                    91504
        (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)              (ZIP CODE)


                                 (818) 843-7220
               REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE


                                       N/A
              (FORMER NAME, FORMER ADDRESS AND FORMER FISCAL YEAR,
                          IF CHANGED SINCE LAST REPORT)

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ITEM 5.  OTHER EVENTS.

On September 15, 1999, Align-Rite International, Inc., a California corporation ("Align-Rite"), and Photronics, Inc., a Connecticut corporation ("Photronics"), announced that they had signed an Agreement and Plan of Merger (the "Merger Agreement") pursuant to which a wholly owned subsidiary of Photronics will merge with and into Align-Rite, with Align-Rite to be the survivor and to be a wholly owned subsidiary of Photronics. A copy of the Merger Agreement is attached hereto as Exhibit 2.1. The information set forth below is qualified in its entirety by reference to the Merger Agreement.

Pursuant to the terms of the Merger Agreement, each outstanding share of Align-Rite's common stock will be converted into a number of shares of Photronics common stock determined by dividing $23.09 by the average of the daily average per share high and low sales prices of one share of Photronics common stock as reported on Nasdaq for each of the 20 trading days ending three days prior to Align-Rite's shareholder meeting; provided, however, that (i) if the average Photronics share price during such 20-day trading period is less than $21.00, the conversion rate will be 1.0995 and (ii) if the average Photronics share price during such 20-day trading period is greater than $28.25, the conversion rate will be 0.8173. Align-Rite may terminate the Merger Agreement if the average Photronics share price during such 20-day trading period is less than $16.00.

The transaction is subject to the approval of both Photronics and Align-Rite shareholders. The transaction is also subject to various regulatory and closing conditions, including compliance with the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. Certain of the major shareholders of Align-Rite owning an aggregate of approximately 14.5% of the total number of outstanding shares of Align-Rite common stock have entered into voting agreements with Photronics pursuant to which such shareholders have agreed, among other things, to vote or cause to be voted their shares of Align-Rite common stock in favor of the transaction. A major shareholder of Photronics owning an aggregate of approximately 12.3% of the total number of outstanding shares of Photronics common stock has entered into a voting agreement with Align-Rite pursuant to which such shareholder has agreed, among other things, to vote or cause to be voted his shares of Photronics common stock in favor of the transaction.


ITEM 7. EXHIBITS.

         (a)      Financial statements of business acquired.

                  Not applicable.

         (b)      Pro forma financial information.

                  Not applicable.

         (c)      Exhibits.

Exhibit No.       Description
-----------       -----------
2.1               Agreement and Plan of Merger, dated September 15, 1999, by and among Align-Rite, Photronics and AL Acquisition Corp.

10.1 Voting Agreement, dated September 15, 1999, by and between certain shareholders of Align-Rite and Photronics.

10.2 Voting Agreement, dated September 15, 1999, by and between a shareholder of Photronics and Align-Rite.



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                                   SIGNATURES

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, HEREUNTO DULY AUTHORIZED.

DATED: SEPTEMBER 24, 1999



                                             /s/ JAMES L. MAC DONALD
                                       -----------------------------------------
                                                 JAMES L. MAC DONALD
                                          CHAIRMAN OF THE BOARD, PRESIDENT,
                                             AND CHIEF EXECUTIVE OFFICER



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                                INDEX OF EXHIBITS




Number            Description
------            -----------
2.1               Agreement and Plan of Merger, dated September 15, 1999, by and among Align-Rite, Photronics and AL Acquisition Corp.

10.1 Voting Agreement, dated September 15, 1999, by and between certain shareholders of Align-Rite and Photronics.

10.2 Voting Agreement, dated September 15, 1999, by and between a shareholder of Photronics and Align-Rite.



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